Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Second-Quarter 2021 Results

Second-Quarter Financial Highlights
•Net sales of $1,377 million; year-over-year increase of 44%
•Net income of $219 million and net income per diluted share of $4.07, year-over-year increases of 119% and 120%, respectively
•Non-GAAP diluted EPS increased 89.6% year-over-year to $4.57
•Adjusted EBITDA increased 85.7% year-over-year to $325 million

Lincolnshire, Ill., August 3, 2021 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the second quarter ended July 3, 2021.

"Our exceptional second quarter performance was driven by continued broad-based demand for our solutions and excellent operational execution. Despite ongoing industry-wide supply chain challenges, our team met customers’ mission critical needs, while delivering record sales and profitability that exceeded our outlook.” said Anders Gustafsson, Chief Executive Officer of Zebra Technologies. “While we continue to see extended lead times for certain product components and escalating global shipping costs, we enter the second half of the year with a strong order backlog and a robust pipeline of business which supports the significant increase to our full-year sales outlook. Additionally, we are excited about our entry into vibrant markets that advance our Enterprise Asset Intelligence vision, including our recent launch of fixed industrial scanning & machine vision solutions, as well as our pending acquisition of Fetch Robotics.”

$ in millions, except per share amounts	2Q21	2Q20	Change
Select reported measures:
Net sales	$1,377	$956	44.0%
Gross profit	658	419	57.0%
Gross margin	47.8%	43.8%	400 bps
Net income	219	100	119.0%
Net income margin	15.9%	10.5%	540 bps
Net income per diluted share	$4.07	$1.85	120.0%

Select Non-GAAP measures:
Adjusted net sales	$1,380	$956	44.4%
Organic net sales growth			39.8%
Adjusted gross profit	663	422	57.1%
Adjusted gross margin	48.0%	44.1%	390 bps
Adjusted EBITDA	325	175	85.7%
Adjusted EBITDA margin	23.6%	18.3%	530 bps
Non-GAAP net income	$247	$130	90.0%
Non-GAAP earnings per diluted share	$4.57	$2.41	89.6%

Net sales were $1,377 million in the second quarter of 2021 compared to $956 million in the second quarter of 2020. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $959 million in the second quarter of 2021 compared with $683 million in the second quarter of 2020. Asset Intelligence & Tracking ("AIT") segment net sales were $421 million in the second quarter of 2021 compared to $273 million in the prior year period. Consolidated organic net sales for the second quarter increased 39.8%. Second-quarter year-over-year organic net sales increased by 35.1% in the EVM segment and increased by 51.2% in the AIT segment.

Second quarter 2021 gross profit was $658 million compared to $419 million in the prior year period. Gross margin increased to 47.8% for the second quarter of 2021 compared to 43.8% in the prior year period. This increase was primarily due to favorable business mix, $12 million recovery of Chinese import tariffs, higher support service margin and contribution from our higher margin business acquisitions. This favorability was partially offset by higher premium freight costs. Adjusted gross margin was 48.0% in the second quarter of 2021 compared to 44.1% in the prior year period.

Operating expenses increased in the second quarter of 2021 to $411 million from $300 million in the prior year period, primarily due to higher employee incentive-based compensation expense associated with improved financial performance, the inclusion of operating and amortization expenses associated with recently acquired businesses, and increased investments in research and development. Adjusted operating expenses increased in the second quarter of 2021 to $356 million from $264 million in the prior year period.

Net income for the second quarter of 2021 was $219 million, or $4.07 per diluted share, compared to net income of $100 million, or $1.85 per diluted share, for the second quarter of 2020. Non-GAAP net income for the second quarter of 2021 increased to $247 million, or $4.57 per diluted share, compared to $130 million, or $2.41 per diluted share, for the prior year period.

Adjusted EBITDA for the second quarter of 2021 increased to $325 million, or 23.6% of adjusted net sales, compared to $175 million, or 18.3% of adjusted net sales, for the second quarter of 2020 due to higher gross profits and lower operating expenses as a percentage of sales.

Balance Sheet and Cash Flow
As of July 3, 2021, the company had cash and cash equivalents of $318 million and total debt of $996 million.

For the first six months of 2021, the company generated $539 million of operating cash flow and incurred capital expenditures of $25 million, resulting in free cash flow of $514 million. The company also acquired Adaptive Vision for $18 million and made $17 million in venture investments.

For the first six months of 2021, the company made net debt repayments of $256 million. Additionally, the company made $25 million of share repurchases in the first six months under its existing authorization.

Outlook
Third Quarter 2021
The company expects third quarter 2021 adjusted net sales to increase 21% to 25% from the third quarter of 2020 as we continue to experience strong broad-based demand for our solutions as the global economy continues to recover from the pandemic. This expectation includes an approximately 3 percentage point additive impact from the Reflexis acquisition and foreign currency translation and reflects industry-wide supply chain challenges.

Adjusted EBITDA margin for the third quarter of 2021 is expected to be approximately 20% to 21%, which includes approximately $45 million of premium freight expense. Non-GAAP earnings per diluted share are expected to be in the range of $3.90 to $4.10. This assumes an adjusted effective tax rate of approximately 18% to 19%.

Full-Year 2021
The Company now expects adjusted net sales to increase 23% to 25% from 2020, which includes an approximately 3 percentage point additive impact from business acquisitions and foreign currency translation and reflects industry-wide supply chain challenges.

Adjusted EBITDA margin is expected to be approximately 22% to 23%, which includes $135-140 million of premium freight expense.

Free cash flow is now expected to be at least $900 million.

The outlook amounts provided above do not include any projected results from the acquisition of Fetch Robotics, which is expected to close in the third quarter of 2021.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the second quarter of 2021. The conference call will be held today, Tuesday, August 3, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) empowers the front line in retail/e-commerce, manufacturing, transportation and logistics, healthcare, public sector and other industries to achieve a performance edge. With more than 10,000 partners across 100 countries, Zebra delivers industry-tailored, end-to-end solutions to enable every asset and worker to be visible, connected and fully optimized. The company’s market-leading solutions elevate the shopping experience, track and manage inventory as well as improve supply chain efficiency and patient care. In 2020, Zebra made Forbes Global 2000 list for the second consecutive year and was listed among Fast Company’s Best Companies for Innovators. For more information, visit www.zebra.com or sign up for our news alerts. Participate in Zebra’s Your Edge blog, follow the company on LinkedIn, Twitter and Facebook, and check out our Story Hub: Zebra Perspectives.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters, public health issues (including pandemics), or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in the prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Director, Global Public Relations
Phone: + 1 847 793 6707	Phone: + 1 847 370 2317
msteele@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	July 3, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$318	$168
Accounts receivable, net of allowances for doubtful accounts of $1 million as of July 3, 2021 and December 31, 2020, respectively	567	508
Inventories, net	485	511
Current income taxes	54	16
Prepaid expenses and other current assets	102	70
Total Current assets	1,526	1,273
Property, plant and equipment, net	270	274
Right-of-use lease assets	125	135
Goodwill	2,989	2,988
Other intangibles, net	372	402
Deferred income taxes	131	139
Other long-term assets	180	164
Total Assets	$5,593	$5,375
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$47	$364
Accounts payable	597	601
Accrued liabilities	524	559
Deferred revenue	348	308
Income taxes payable	34	19
Total Current liabilities	1,550	1,851
Long-term debt	944	881
Long-term lease liabilities	118	129
Long-term deferred revenue	299	273
Other long-term liabilities	93	97
Total Liabilities	3,004	3,231
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	427	395
Treasury stock at cost, 18,748,564 and 18,689,775 shares as of July 3, 2021 and December 31, 2020, respectively	(984)	(919)
Retained earnings	3,183	2,736
Accumulated other comprehensive loss	(38)	(69)
Total Stockholders’ Equity	2,589	2,144
Total Liabilities and Stockholders’ Equity	$5,593	$5,375

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net sales:
Tangible products	$1,192	$811	$2,345	$1,712
Services and software	185	145	379	296
Total Net sales	1,377	956	2,724	2,008
Cost of sales:
Tangible products	618	451	1,209	937
Services and software	101	86	202	179
Total Cost of sales	719	537	1,411	1,116
Gross profit	658	419	1,313	892
Operating expenses:
Selling and marketing	148	109	282	231
Research and development	141	98	281	203
General and administrative	92	74	174	148
Amortization of intangible assets	26	16	52	32
Acquisition and integration costs	4	1	5	2
Exit and restructuring costs	—	2	—	6
Total Operating expenses	411	300	794	622
Operating income	247	119	519	270
Other expenses:
Foreign exchange (loss) gain	(1)	(9)	1	(12)
Interest expense, net	(7)	(14)	(5)	(59)
Other (expense) income, net	(1)	7	(1)	7
Total Other expenses, net	(9)	(16)	(5)	(64)
Income before income tax	238	103	514	206
Income tax expense	19	3	67	17
Net income	$219	$100	$447	$189
Basic earnings per share	$4.10	$1.87	$8.36	$3.53
Diluted earnings per share	$4.07	$1.85	$8.29	$3.49

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	July 3, 2021	June 27, 2020
Cash flows from operating activities:
Net income	$447	$189
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88	68
Share-based compensation	38	20
Deferred income taxes	(5)	6
Unrealized (gain) loss on forward interest rate swaps	(13)	37
Other, net	1	(5)
Changes in operating assets and liabilities:
Accounts receivable, net	(59)	201
Inventories, net	26	(36)
Other assets	(22)	4
Accounts payable	(10)	(46)
Accrued liabilities	2	(76)
Deferred revenue	67	45
Income taxes	(23)	(48)
Other operating activities	2	(4)
Net cash provided by operating activities	539	355
Cash flows from investing activities:
Purchases of property, plant and equipment	(25)	(33)
Acquisition of businesses, net of cash acquired	(17)	—
Purchases of long-term investments	(17)	(32)
Net cash used in investing activities	(59)	(65)
Cash flows from financing activities:
Payments of long-term debt	(264)	(84)
Proceeds from issuance of long-term debt	8	24
Payments for repurchases of common stock	(25)	(200)
Net payments related to share-based compensation plans	(46)	(31)
Change in unremitted cash collections from servicing factored receivables	(2)	55
Other financing activities	—	3
Net cash used in financing activities	(329)	(233)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(4)	(1)
Net increase in cash and cash equivalents, including restricted cash	147	56
Cash and cash equivalents, including restricted cash, at beginning of period	192	30
Cash and cash equivalents, including restricted cash, at end of period	$339	$86
Less restricted cash, included in Prepaid expenses and other current assets	(21)	(23)
Cash and cash equivalents at end of period	$318	$63
Supplemental disclosures of cash flow information:
Income taxes paid	$94	$61
Interest paid	$17	$19

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	July 3, 2021
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	54.2%	40.4%	44.0%
Adjustments:
Impact of foreign currency translation (1)	(3.0)%	(2.7)%	(2.6)%
Impact of acquisitions (2)	—%	(2.6)%	(1.6)%
Consolidated Organic Net sales growth	51.2%	35.1%	39.8%

	Six Months Ended
	July 3, 2021
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	36.5%	35.7%	35.7%
Adjustments:
Impact of foreign currency translation (1)	(2.1)%	(2.2)%	(2.2)%
Impact of acquisitions (2)	—%	(2.6)%	(1.5)%
Consolidated Organic Net sales growth	34.4%	30.9%	32.0%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period, inclusive of the Company’s foreign currency hedging program.

(2)    For purposes of computing Organic Net sales growth, amounts directly attributable to the acquisitions of Reflexis and Adaptive Vision are excluded for twelve months following their respective acquisitions.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	July 3, 2021			June 27, 2020
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$421	$959	$1,377	$273	$683	$956
Reported Gross profit (1)	201	460	658	125	296	419
Gross Margin	47.7%	48.0%	47.8%	45.8%	43.3%	43.8%

Non-GAAP
Adjusted Net sales	$421	$959	$1,380	$273	$683	$956
Adjusted Gross profit (2)	202	461	663	126	296	422
Adjusted Gross Margin	48.0%	48.1%	48.0%	46.2%	43.3%	44.1%

	Six Months Ended
	July 3, 2021			June 27, 2020
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$857	$1,873	$2,724	$628	$1,380	$2,008
Reported Gross profit (1)	411	908	1,313	296	599	892
Gross Margin	48.0%	48.5%	48.2%	47.1%	43.4%	44.4%

Non-GAAP
Adjusted Net sales	$857	$1,873	$2,730	$628	$1,380	$2,008
Adjusted Gross profit (2)	412	911	1,323	297	600	897
Adjusted Gross Margin	48.1%	48.6%	48.5%	47.3%	43.5%	44.7%
(1)Consolidated results include corporate eliminations related to business acquisition purchase accounting adjustments that are not reported in segment results.
(2)Adjusted Gross profit excludes business acquisition purchase accounting adjustments, share-based compensation expense, and product sourcing diversification costs.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net income	$219	$100	$447	$189
Adjustments to Net sales(1)
Purchase accounting adjustments	3	—	6	—
Total adjustments to Net sales	3	—	6	—
Adjustments to Cost of sales(1)
Share-based compensation	2	1	4	2
Product sourcing diversification initiative	—	2	—	3
Total adjustments to Cost of sales	2	3	4	5
Adjustments to Operating expenses(1)
Amortization of intangible assets	26	16	52	32
Acquisition and integration costs	4	1	5	2
Share-based compensation	25	16	44	21
Exit and restructuring costs	—	2	—	6
Product sourcing diversification initiative	—	1	—	5
Total adjustments to Operating expenses	55	36	101	66
Adjustments to Other income (expense), net(1)
Amortization of debt issuance costs and discounts	1	—	2	1
Investment gain	1	(7)	—	(7)
Foreign exchange (gain) loss	1	9	(1)	12
Forward interest rate swap (gain) loss	3	7	(5)	42
Total adjustments to Other income (expense), net	6	9	(4)	48
Income tax effect of adjustments(2)
Reported income tax expense	19	3	67	17
Less: Adjusted income tax expense	(57)	(21)	(116)	(50)
Total adjustments to income tax	(38)	(18)	(49)	(33)
Total adjustments	28	30	58	86
Non-GAAP Net income	$247	$130	$505	$275

GAAP earnings per share
Basic	$4.10	$1.87	$8.36	$3.53
Diluted	$4.07	$1.85	$8.29	$3.49
Non-GAAP earnings per share
Basic	$4.61	$2.44	$9.44	$5.13
Diluted	$4.57	$2.41	$9.36	$5.08

Basic weighted average shares outstanding	53,449,143	53,188,486	53,460,495	53,533,116
Diluted weighted average and equivalent shares outstanding	53,908,295	53,675,730	53,930,103	54,055,324
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net income	$219	$100	$447	$189
Add back:
Depreciation (excluding exit and restructuring costs)	18	17	36	35
Amortization of intangible assets	26	16	52	32
Total Other expenses, net	9	16	5	64
Income tax expense	19	3	67	17
EBITDA (Non-GAAP)	291	152	607	337

Adjustments to Net sales
Purchase accounting adjustments	3	—	6	—
Total adjustments to Net sales	3	—	6	—
Adjustments to Cost of sales
Share-based compensation	2	1	4	2
Product sourcing diversification initiative	—	2	—	3
Total adjustments to Cost of sales	2	3	4	5
Adjustments to Operating expenses
Acquisition and integration costs	4	1	5	2
Share-based compensation	25	16	44	21
Exit and restructuring costs	—	2	—	6
Product sourcing diversification initiative	—	1	—	5
Total adjustments to Operating expenses	29	20	49	34
Total adjustments to EBITDA	34	23	59	39
Adjusted EBITDA (Non-GAAP)	$325	$175	$666	$376

Adjusted EBITDA % of Adjusted Net Sales	23.6%	18.3%	24.4%	18.7%

FREE CASH FLOW

	Six Months Ended
	July 3, 2021	June 27, 2020
Net cash provided by operating activities	$539	$355
Less: Purchases of property, plant and equipment	(25)	(33)
Free cash flow (Non-GAAP)(1)	$514	$322
(1)Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.